UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 31, 2014, Mitel Networks Corporation (“Mitel”) announced its financial results for the eight-month period ended December 31, 2013, which was reported on a transition report filed on Form 10-K in connection with the change of Mitel’s fiscal year from April 30 to December 31. As previously announced, Mitel changed its fiscal year end in connection with the completion of its acquisition of Aastra Technologies Ltd. (“Aastra”) on January 31, 2014. Mitel is providing the following unaudited supplemental financial information that it wishes to make available to investors, all of which has been set forth on Exhibit 99.1 attached hereto and incorporated by reference herein:

1.	Aastra’s Consolidated Statements of Operations for the four consecutive three-month periods ended December 31, 2013 and the year ended December 31, 2013;

2.	Reconciliation of Aastra’s Net Income to Non-GAAP Net Income for the four consecutive three-month periods ended December 31, 2013 and the year ended December 31, 2013;

3.	Reconciliation of Aastra’s Net Income to Adjusted EBITDA for the four consecutive three-month periods ended December 31, 2013 and the year ended December 31, 2013;

4.	Certain segment results of Aastra for the four consecutive three-month periods ended December 31, 2013 and the year ended December 31, 2013;

5.	Mitel’s Consolidated Statements of Operations for the four consecutive three-month periods ended December 31, 2013 and the year ended December 31, 2013;

6.	Reconciliation of Mitel’s Net Income (Loss) to Non-GAAP Net Income for the four consecutive three-month periods ended December 31, 2013 and the year ended December 31, 2013;

7.	Reconciliation of Mitel’s Net Income (Loss) to Adjusted EBITDA for the four consecutive three-month periods ended December 31, 2013 and the year ended December 31, 2013;

8.	Certain segment results of Mitel for the four consecutive three-month periods ended December 31, 2013 and the year ended December 31, 2013;

collectively, (the “Supplemental Financial Data”). The Supplemental Financial Data is being reported in U.S. dollars.

Cautionary Note Regarding Preparation of Financial Statements

The financial information of Aastra included in this Form 8-K has been prepared in accordance with International Financial Reporting Standards (“IFRS”), which differs in certain respects from United States Generally Accepted Accounting Principles (“GAAP”), and thus may not be comparable to financial information of Mitel for the comparable period. Investors must rely on their own examination of the financial information of Mitel and Aastra and should consult their own professional advisors for an understanding of the differences between IFRS and GAAP, and how these differences might affect the financial information provided herein.

Non-GAAP Financial Measurements

To supplement Mitel’s consolidated financial statements presented on a GAAP basis and to supplement Aastra’s consolidated financial statements presented on an IFRS basis, Mitel uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses that Mitel believes appropriate to enhance an overall understanding of Mitel’s and Aastra’s historical financial performance and also their prospects for the future. These adjustments for the periods presented in the attached are made with the intent of providing both management and investors a more complete understanding of Mitel’s and Aastra’s underlying operational results and trends and Mitel’s and Aastra’s marketplace performance. For example, the non-GAAP results are an indication of Mitel’s baseline performance before gains, losses or other charges that are considered by management to be outside of Mitel’s core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for Mitel’s planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP or IFRS. Adjusted EBITDA is not a measure of performance under GAAP or IFRS. Adjusted EBITDA should not be considered a substitute for income from operations or any other measure of financial performance calculated and presented in accordance with GAAP or IFRS. Mitel prepares Adjusted EBITDA to eliminate the impact of items that Mitel does not consider indicative of Mitel’s and Aastra’s core operating performance. Mitel encourages you to evaluate these adjustments and the reasons Mitel considers them appropriate, as well as the material limitations of non-GAAP measures and the manner in which Mitel compensates for those limitations.

For a reconciliation of non-GAAP net income to net income (loss) and a reconciliation of Adjusted EBITDA to net income (loss), in each case, the most directly comparable GAAP or IFRS measures, see pages 2, 3, 6 and 7 of Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Supplementary Unaudited Financial Information with respect to Aastra Technologies Limited and Mitel Networks Corporation for the four consecutive three-month periods ended December 31, 2013 and for the year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary

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